UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

PLBY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10960 Wilshire Blvd., Suite 2200

Los Angeles, California 90024

(Address of principal executive offices, including Zip Code)

(310) 424-1800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PLBY	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2023, PLBY Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with purchasers led by Michael Serruya at Serruya Private Equity and Broadband Capital Investments (the “Purchasers”) for the sale of up to $25 million of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” and, such investment, the “Investment”). The number of shares purchased by the Purchasers in the Investment (or issued to the Purchasers in respect of the commitment fee described below) will be limited as necessary to comply with applicable Nasdaq rules. The closing of the Investment is subject to certain closing conditions set forth in the Securities Purchase Agreement, including the closing of the Company’s previously announced rights offering (the “Rights Offering”).

Pursuant to the terms and subject to the conditions of the Securities Purchase Agreement, the Purchasers have agreed to purchase $15.0 million of shares of Common Stock (the “Initial Investment”) and, to the extent that the Rights Offering is not fully subscribed, up to an additional $10.0 million (the “Backstop Investment”) of shares of Common Stock, in each case at the Subscription Price (as defined below) for the Rights Offering. The Subscription Price for the Rights Offering is a price per whole share of Common Stock equal to the lesser of (i) $3.50 (the “Initial Price”) and (ii) eighty-five percent (85%) of the VWAP (as defined below) of a share of Common Stock for the ten trading day period through and including January 20, 2023 (the lesser of (i) and (ii), the “Subscription Price”), as further described in, and subject to the terms and other provisions set forth in, the Company’s prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2023 (as it may be amended or supplemented). “VWAP” means, for any trading day, the volume-weighted average price of a share of Common Stock on the Nasdaq Global Market (“Nasdaq”), as reported by Bloomberg L.P. between 9:30 a.m. and 4:00 p.m., Eastern Time, on such date.

Pursuant to the Securities Purchase Agreement, the Company will also pay to the Purchasers (in cash or in additional shares of Common Stock at the Subscription Price, or a combination thereof, at the election of each Purchaser), at the closing of the Initial Investment, a commitment fee equal to $1.25 million, regardless of the aggregate amount purchased by the Purchasers (except that, if the Securities Purchase Agreement is terminated in accordance with its terms, the commitment fee will be payable only in additional shares of Common Stock at a price equal to the greater of (i) $2.50 and (ii) the Subscription Price).

While the Backstop Investment will be consummated only to the extent that the Rights Offering is not fully subscribed, the Initial Investment will be consummated upon the closing of the Rights Offering even if the Rights Offering is fully subscribed. Therefore, the Investment, together with the Rights Offering, could result in the issuance by the Company of more than $50 million of Common Stock at the Subscription Price. Additionally, the commitment fee, if paid in the form of additional shares of Common Stock, would result in the issuance of additional shares of Common Stock. As a result, holders of Common Stock, including holders of subscription rights, may suffer further dilution as a result of the Investment and the issuance of additional shares of Common Stock for payment of the commitment fee, in addition to the dilution resulting from the Rights Offering. If the Rights Offering is fully subscribed and the commitment fee is paid only in additional shares of Common Stock, the Company expects to issue a maximum of 18,928,571 shares of Common Stock, in the aggregate, subject to rounding, in connection with the Rights Offering, the Initial Investment and the payment of the commitment fee, resulting in a total of 65,490,375 shares of Common Stock outstanding (based on 46,561,804 shares of Common Stock issued and outstanding as of December 16, 2022), in each case, assuming the Subscription Price is the Initial Price. To the extent that the Subscription Price is lower than the Initial Price, the maximum number of shares of Common Stock issuable would be higher and the total number of shares of Common Stock outstanding after the Rights Offering, the Investment and the payment of the commitment fee may be higher.

The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The Company intends to use the net proceeds from the Investment, together with any proceeds from the Rights Offering, primarily for repayment of senior debt under its credit agreement and, to the extent of any remaining net proceeds, for general corporate purposes. As previously disclosed, in accordance with the credit agreement, (i) if the Company prepays an additional $25 million of borrowings under the credit agreement (for an aggregate prepayment of $50 million, inclusive of the $25 million mandatory prepayment made in December 2022), the Company’s compliance with the Total Net Leverage Ratio (as defined in the credit agreement) for all of 2023 would be waived, and the Total Net Leverage Ratio covenant levels would be adjusted accordingly in subsequent periods, and (ii) if the Company prepays an additional $40 million of borrowings under the credit agreement (for an aggregate prepayment of $65 million, inclusive of the mandatory prepayment), the Company’s compliance with the Total Net Leverage Ratio covenant for all of 2023 and the first quarter of 2024 would be waived, and the Total Net Leverage Ratio covenant levels would be adjusted accordingly in subsequent periods.

Suhail Rizvi, the Company’s Chairman and Managing Director of Rizvi Traverse Management, the largest beneficial owner of the Company’s Common Stock; Ben Kohn, the Company’s Chief Executive Officer; and funds managed by affiliates of Fortress Investment Group LLC, a significant Company stockholder, have each indicated to the Company on a non-binding basis that they intend to participate in the rights offering.

The shares of Common Stock offered pursuant to the Rights Offering and to be issued pursuant to the Investment are being offered and issued pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-267273) on file with the SEC.

Jefferies LLC is acting as the dealer manager in connection with the Rights Offering and the exclusive placement agent for the Investment.

A copy of the form of the Securities Purchase Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement.

Item 8.01. Other Events.

On January 18, 2023, the Company issued a press release regarding the Investment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include all statements other than historical fact, including, without limitation, statements regarding the Rights Offering, the Investment, the Securities Purchase Agreement, the commitment fee, the anticipated proceeds from the Rights Offering and the Investment and the use of such proceeds, and the Company’s plans, projections and expectations regarding the Rights Offering, including the size, timing, price, and any intended participation of certain persons.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include prevailing market conditions, whether stockholders of record will exercise their rights to purchase Common Stock and the amount subscribed, and whether the Company will be able to successfully complete the Rights Offering and the Investment, in addition to (without limitation): (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Common Stock on Nasdaq; (3) the risk that the Company’s business combination, acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 18, 2023

99.1	Press Release, dated January 18, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLBY Group, Inc.

	By:	/s/ Chris Riley
Name: Chris Riley
Title: General Counsel and Secretary

Date: January 18, 2023